Exhibit 5.1

March 31, 2025

Predictive Oncology Inc.

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

Ladies and Gentlemen:

We have acted as legal counsel for Predictive Oncology Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 1,043,595 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company, that may be issued pursuant to the Company’s 2024 Equity Incentive Plan (the “2024 Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the 2024 Plan and any award agreement entered into under the 2024 Plan, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)